Exhibit 99.1

On April 21, 2015, United Bancshares, Inc. issued the following release:

United Bancshares, Inc. Announces Dividend

Dividend will be payable June 16, 2015

Columbus Grove, Ohio,  April 21, 2015 – United Bancshares, Inc. (NASDAQ: UBOH) announced today that its Board of Directors approved a cash dividend of $0.09 per common share payable June 16, 2015 to shareholders of record at the close of business on May 29, 2015.

United Bancshares, Inc. is the holding company of The Union Bank Company, which serves Allen, Delaware, Hancock, Marion, Putnam, Sandusky, Van Wert and Wood Counties in Ohio, with office locations in Bowling Green, Columbus Grove, Delphos, Findlay, Gibsonburg, Kalida, Leipsic, Lewis Center, Lima, Marion, Ottawa, and Pemberville, Ohio.

United Bancshares, Inc. has approximately 3,363,138 common shares outstanding as of March 31, 2015.

Contact:

Brian D. Young

President and CEO

United Bancshares, Inc.

100 South High Street

Columbus Grove, Ohio  45830

(419) 659-2141

Email: info@theubank.com